EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Snyder’s-Lance, Inc.:

We consent to the incorporation by reference in the Registration Statements of Snyder’s-Lance, Inc., No. 333-157482 on Form S-3 and No. 333-168849, No. 333-168321, No. 333-150931, No. 33-58839, No. 333-25539, No. 333-35646, No. 333-104960, No. 333-104961, No. 333-124472, and No. 333-146336 of Snyder’s-Lance, Inc. on Form S-8 of our report dated February 27, 2012, with respect to the consolidated balance sheets of Snyder’s-Lance, Inc. and subsidiaries as of December 31, 2011 and January 1, 2011, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the fiscal years in the three-year period ended December 31, 2011, and the related financial statement schedule “Valuation and Qualifying Accounts,” and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Snyder’s-Lance, Inc.

/s/ KPMG LLP

Charlotte, North Carolina

February 27, 2012